                                                                    Exhibit 99.1

                                 [RESCARE LOGO]

                                  NEWS RELEASE



     ResCare  o  10140 Linn Station Road  o  Louisville, Kentucky 40223-3813
                     Phone: 502.394.2100  o  www.rescare.com
                                             ---------------

Contacts:  Nel Taylor                            Burton W. Rice, CFA
           Chief Communication Officer           Executive Vice President
           ResCare                               Corporate Communications Inc.
           502/394-2357                          615/254-3376



                RESCARE REPORTS 2000 EARNINGS OF $0.68 PER SHARE

                             BEFORE SPECIAL CHARGES


LOUISVILLE, KY. (MAR. 5, 2001) -- ResCare (Nasdaq/NM: RSCR), the nation's leading provider of services to persons with mental retardation and developmental disabilities and youth with special needs, today announced earnings before special charges for the year ended December 31, 2000 of $16.5 million, or $0.68 per diluted share.

         Revenues for 2000 increased to a record $865.8 million compared with $827.0 million in 1999. The special charges during the year included charges related to the Company's restructuring plan, write-off of costs associated with the terminated management-led buyout, a legal settlement and a loss on the sale-leaseback of certain assets. Net income for 2000 was $14.2 million, or $0.58 per diluted share, compared with income from continuing operations of $9.7 million, or $0.39 per diluted share, for the prior year.

         Revenues for the three months ended December 31, 2000 rose to new fourth-quarter record of $223.3 million compared with $211.9 million in the year-earlier period. Excluding special charges, which include a legal settlement and loss on the sale-leaseback of certain assets, the Company reported earnings of $2.6 million, or $0.11 per diluted share, for the fourth quarter. Net income for the fourth quarter was $2.3 million, or $0.10 per diluted share, compared with $1.6 million, or $0.06 per diluted share, for the prior year.

         "We are making progress in addressing the issues that are affecting our earnings performance; but as we expected, the benefits of our efforts are not going to be apparent immediately," remarked Ronald G. Geary, chairman, president and chief executive officer. "We were aided in the fourth quarter from the restructuring actions that we implemented in the third quarter to reduce expenses, but we still faced significant pressure on margins from other expenses that we have not been able to offset by lowering costs further or obtaining increased rates. Our EBITDA for the fourth quarter of $15.8 million was down 6% from the $16.8 million in the third quarter of 2000, a much smaller percentage decline than we experienced in net income. For the fourth quarter, we recorded sharply increased insurance costs, which became effective in December 2000. The full-year impact of these higher costs, which are being experienced by most healthcare providers, will be a significant factor affecting our results for 2001.

         "As a result of initiatives undertaken during the year and as a benefit of our continuing positive operating cash flow, we were able to reduce our bank borrowings during the fourth quarter alone by $28.0 million. During the fourth quarter, our receivables, in terms of average days outstanding, dropped from 69 to 59 days. We also generated approximately $26.5 million from the sale/leaseback of certain properties and are continuing to pursue similar transactions. On February 28, 2001, we completed a $160 million amended credit facility with our banks."



                                     - MORE -

         Geary added, "ResCare is a vital participant in our nation's system for supporting persons with disabilities and young people with special needs. The demand for these services continues to increase, largely unaffected by economic conditions. We are as dedicated as ever to our fundamental mission of delivering needed services through committed, well-trained staff supported by well-maintained homes and facilities, modern systems and effective controls. Although it is apparent that the financial burden for providing higher levels of services has been increasingly shifting toward providers nationwide, we are working hard with all parties to ensure rates that provide a reasonable return on the required resources. States and other regulatory agencies will not be able to attract providers willing to invest additional funds to support these vulnerable populations if reimbursement levels are inadequate."

         ResCare's services reach approximately 17,000 individuals in 28 states, Washington, D.C. and Canada in its Division for Persons with Disabilities and 10,000 young people with special needs in 17 states and Puerto Rico in its Division for Youth Services. More information about ResCare is available on the Company's web site at www.rescare.com.

         The Company from time to time makes forward-looking statements in its public disclosures, including statements relating to the Company's expected financial results, revenues that might be expected from new or acquired programs and facilities, other statements regarding development and acquisition activities, statements regarding reimbursement under federal and state programs and statements regarding various trends favoring downsizing, de-institutionalization and privatization of government programs. In the Company's filings under the federal securities laws, including its annual, periodic and current reports, the Company identifies important factors that could cause the Company's results to differ materially from those contained in such forward-looking statements. We refer you to the discussion of those factors in our filed reports.



                                     - MORE -

                                  RESCARE, INC.
                              Financial Highlights

                                   (Unaudited)

                      (In thousands, except per share data)


              INCOME STATEMENT DATA:
                                                                Three Months Ended                      Year Ended
                                                                    December 31                         December 31
                                                              -------------------------         --------------------------
                                                                2000             1999             2000             1999
                                                              --------         --------         --------         ---------
Revenues                                                      $223,312         $211,943         $865,796         $ 827,012

Facility and program expenses                                  199,377          192,027          763,576           719,002
                                                              --------         --------         --------         ---------
Facility and program contribution                               23,935           19,916          102,220           108,010

Operating expenses (income):
     Corporate general and administrative                        7,539            5,913           28,111            27,726
     Depreciation and amortization                               5,673            5,288           22,308            21,107
     Special charges                                               479               --            4,149            20,498
     Other expense                                                  68               82              270                40
                                                              --------         --------         --------         ---------
         Total operating expenses                               13,759           11,283           54,838            69,371
                                                              --------         --------         --------         ---------

Operating income                                                10,176            8,633           47,382            38,639
Interest, net                                                    5,628            5,305           22,559            18,750
                                                              --------         --------         --------         ---------
Income from continuing operations before income
     taxes                                                       4,548            3,328           24,823            19,889
Income tax expense                                               2,235            1,745           10,647            10,153
                                                              --------         --------         --------         ---------
Income from continuing operations                                2,313            1,583           14,176             9,736

Gain on sale of unconsolidated affiliate, net of  tax               --               --               --               534
Cumulative effect of accounting change, net of tax                  --               --               --            (3,932)
                                                              --------         --------         --------         ---------
Net income                                                    $  2,313         $  1,583         $ 14,176         $   6,338
                                                              ========         ========         ========         =========

Basic earnings per share from continuing operations           $   0.10         $   0.07         $   0.58         $    0.40
Gain on sale of unconsolidated affiliate, net of  tax               --               --               --              0.02
Cumulative effect of accounting change, net of tax                  --               --               --             (0.16)
                                                              --------         --------         --------         ---------
Basic earnings per share                                      $   0.10         $   0.07         $   0.58         $    0.26
                                                              ========         ========         ========         =========

Diluted earnings per share from continuing
     operations                                               $   0.10         $   0.06         $   0.58         $    0.39
Gain on sale of unconsolidated affiliate, net of  tax               --               --               --              0.02
Cumulative effect of accounting change, net of tax                  --               --               --             (0.16)
                                                              --------         --------         --------         ---------
Diluted earnings per share                                    $   0.10         $   0.06         $   0.58         $    0.25
                                                              ========         ========         ========         =========

Weighted average number of common shares:
     Basic                                                      24,320           24,251           24,309            24,184
      Diluted                                                   24,320           24,498           24,354            24,970



                                     - MORE -

         BALANCE SHEET DATA:
                                                               December 31      September 30     December 31
                                                                   2000             2000             1999
                                                               -----------      ------------     -----------
ASSETS
Cash and cash equivalents                                        $ 33,415         $ 16,980         $  7,057
Accounts and notes receivable, net                                142,764          163,243          141,807
Other current assets                                               26,440           23,094           21,692
                                                                 --------         --------         --------
     Total current assets                                         202,619          203,317          170,556
                                                                 --------         --------         --------
Property and equipment, net                                        85,074          109,957          102,739
Excess of acquisition cost over net assets acquired, net          218,012          219,932          220,493
Other assets                                                       30,401           28,733           29,343
                                                                 --------         --------         --------
                                                                 $536,106         $561,939         $523,131
                                                                 ========         ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                              $ 80,314         $ 78,832         $ 68,415
Other long-term liabilities                                         8,505            6,346            6,293
Long-term debt                                                    269,164          300,937          285,039
Shareholders' equity                                              178,123          175,824          163,384
                                                                 --------         --------         --------
                                                                 $536,106         $561,939         $523,131
                                                                 ========         ========         ========


         CASH FLOW DATA:
                                                                   Three Months Ended                      Year Ended
                                                                       December 31                         December 31
                                                                --------------------------          --------------------------
                                                                  2000              1999              2000              1999
                                                                --------          --------          --------          --------
Cash provided by operating activities                           $ 25,052          $  1,924          $ 39,344          $  5,535

Cash flows from investing activities:
    Purchases of property and equipment                           (2,456)          (12,468)          (20,922)          (23,604)
    Acquisitions of businesses                                       (24)           (1,576)           (1,045)          (14,780)
    Proceeds from sales of assets                                 26,629                --            28,671                --
                                                                --------          --------          --------          --------
        Cash provided by (used in) investing activities           24,149           (14,044)            6,704           (38,384)
                                                                --------          --------          --------          --------

Cash flows from financing activities:
    Net borrowings (repayments) under notes to banks             (32,766)              842           (20,210)           28,407
    Proceeds received from exercise of stock options                  --                21               520             1,123
                                                                --------          --------          --------          --------
        Cash provided by (used in) financing activities          (32,766)              863           (19,690)           29,530
                                                                --------          --------          --------          --------

Increase (decrease) in cash and cash equivalents                $ 16,435          $(11,257)         $ 26,358          $ (3,319)
                                                                ========          ========          ========          ========


                                    - END -